UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

CLOVER HEALTH INVESTMENTS, CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39252	98-1515192
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3401 Mallory Lane, Suite 210
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 432-2133

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 30, 2023, the Board of Directors of Clover Health Investments, Corp. (the “Company”) determined that the Company will no longer participate as a REACH ACO in the Centers for Medicare and Medicaid Services (“CMS”) Accountable Care Organization Realizing Equity, Access, and Community Health (“ACO REACH”) Program. The Company provided formal notice of this determination to CMS on December 1, 2023, effective as of the end of the 2023 performance year. The Company’s exit from the ACO REACH Program follows its November 2022 announcement of a strategic reduction in the number of ACO REACH participating physicians in 2023, and was made after the Company determined that it is in its best interest to fully exit the ACO REACH Program.

In connection with the foregoing, the Company expects to incur total charges related to the exit from the ACO REACH Program of approximately $8 million to $10 million, the majority of which are non-cash in nature as described in Item 2.06 below. These charges also include severance costs and legal costs, some of which may result in future cash expenditures. Exit activities are expected to conclude by the end of 2024.

Item 2.06. Material Impairments.

The information contained in Item 2.05 above is incorporated herein by reference. In connection with the above-described initiatives, the Company expects to record a non-cash impairment charge in the fourth quarter of 2023 of its assets in an estimated amount of approximately $6 million. This amount is included in the total estimated charges of $8 million to $10 million referenced in Item 2.05.

Item 8.01. Other Events.

On December 1, 2023, the Company issued a press release announcing that it has delivered notice to CMS that it will exit the ACO REACH Program at the end of the 2023 performance year.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

Please note that this report, including the furnished press release herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “guidance,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue” or the negative of these words or other similar terms or expressions that concern Clover Health’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this report include, but are not limited to, statements regarding expectations relating to charges from the initiatives described herein, including expectations related to Clover Health’s liquidity, future performance and profitability, future operations and future results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause Clover Health’s actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this report. Additional information concerning these and other risk factors is contained in Clover Health’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023 and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2023, August 8, 2023 and November 6, 2023, in each case where relevant, including the Risk Factors sections therein, and in its other filings with the SEC. The forward-looking statements included in this report are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this report or to conform these statements to actual results or revised expectations.

Item 9.01. Financial Statements and Exhibits.

(d) List of Exhibits

Exhibit No.	Description

99.1	Press release, dated December 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clover Health Investments, Corp.

Date:	December 1, 2023	By:	/s/ Scott J. Leffler
		Name:	Scott J. Leffler
		Title:	Chief Financial Officer